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599 Menlo Drive, Suite 200
Rocklin, CA  95765-3708
Telephone (916) 415-0864 - Fax (916) 415-0645
www.idwlcd.com

                                                                    NEWS RELEASE
                                                             OTC BB Symbol: IDWK
                              For Immediate Release

  International DisplayWorks, Inc. Signs Commitment Letter for $5 Million Asset
            Based Credit Line With Wells Fargo Business Credit, Inc.

              - New Credit Facility to Finance Growing Operations -
                                                             OTC BB Symbol: IDWK

Rocklin, California, January 14, 2004. International DisplayWorks, Inc. ("IDW") today reported it has signed a commitment letter for a new $5 Million asset based credit line with Wells Fargo Business Credit, Inc. The new line will replace an existing domestic receivable only line and add up to $3 million in additional working capital with more favorable terms. The credit line is subject to the execution of final agreements, which IDW expects to be complete by the end of January 2004. The new line of credit will be used primarily to finance IDW's recent and anticipated growth in operations by enabling IDW to use non-domestic accounts receivable in its borrowing base.

IDW's CEO Steve Kircher stated, "The expanded credit line, which carries more favorable terms than the previous credit facilities, was warranted by growing sales demand. The increase in available credit and the ability to use non-domestic accounts receivable in the borrowing base will allow us to better meet demand for new orders and to apply other recently secured funding toward growth by supporting capital expenditures. The overall increase in working capital will enable IDW to acquire increased volumes of inventory from suppliers in a more cost effective way, while potentially increasing our opportunity to improve the bottom line."

Mr. Kircher continued, "The credit line, as provided by Wells Fargo Business Credit, Inc., serves as an indication that we are gaining in financial strength and continuing the trend toward profitability."

About International DisplayWorks

International DisplayWorks, Inc. is a manufacturer and distributor of liquid crystal displays, modules and assemblies for a variety of customer needs including OEM applications. IDW manufactures its products in a 270,000 square feet manufacturing facility in the People's Republic of China (PRC) and employs approximately 1,750 persons. Sales offices are located in Rocklin, CA, Ann Arbor, MI, Hong Kong, the United Kingdom, and Shenzhen, PRC. Copies of IDW's 10-K and other documents filed with the Securities and Exchange Commission are available through a link on our web site www.idwlcd.com.

For additional information contact:
Steve Kircher - (916) 415-0864            or:   Investor Relations
CEO, International DisplayWorks, Inc.           at investor-relations@idwusa.com

The International DisplayWorks, Inc. website is www.idwlcd.com

NOTE: The foregoing is news relating to International DisplayWorks, Inc. ("IDW") and contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. When used in this release, the words "anticipate," "believe," "estimate," "expect" and similar expressions as they relate to IDW or its management, including without limitation, IDW and its subsidiaries, are intended to identify such forward-looking statements. IDW's actual results, performance or achievements could differ materially from the results expressed in, or implied by these forward-looking statements. For more detailed information the reader is referred to IDW's 10-K and other related documents filed with the Securities and Exchange Commission. This does not constitute an offer to buy or sell securities by the Company and is meant purely for informational purposes.

Keyword: California  Industry Keywords: Liquid Crystal Display, LCD, Electronics